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                                    EXHIBIT C

                              BY-LAWS OF REGISTRANT

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                                     BY-LAWS
                                       OF
                                  ABALONE, INC.

                                   ARTICLE ONE
                                  CAPITAL STOCK

SECTION 1: Share certificates, as approved by the Board of Directors, shall be issued to shareholders specifying the name of the owner, number of shares, and date of issue. Each certificate shall be signed by the President and Secretary with the corporate seal affixed thereon. Each certificate shall be numbered in the order in which it is issued.

SECTION 2: Each shareholder shall be entitled to one vote per share of common stock, unless otherwise stated in Articles of Incorporation,

SECTION 3: Transfer of shares of Stock shall be in the transfer ledger of the corporation. Such transfers shall be done in person or by power of attorney. Transfers shall be completed on the surrender of the old certificate, duly assigned,

                                   ARTICLE TWO
                              SHAREHOLDER'S MEETING

SECTION 1: The annual meeting of the shareholders of the Corporation shall be held on the 15th day in the month of July, in each year, at the hour of 1:00 o'clock p.m. or such other time or day within such month as shall be fixed by the Board of Directors,

SECTION 2: Special meetings of the shareholders may be called for any purpose, unless otherwise prescribed by statute, at any time by the Board of Directors or by the President and shall be called by the President or the Secretary at the written request of the holders of not less than ten percent (10%) of all shares of the Corporation then outstanding entitled to vote, so long as such written request is signed by all shareholders mentioned herein, describes the purpose or purposes for which it is to be held and is delivered to the Corporation.

SECTION. 3: The Board, of Directors may designate any place, either within or without the State of New York as the place of meeting for any annual or for any special meeting called by the Board of Directors, If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of New York,


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SECTION 4: Written notice of each meeting of shareholders, whether annual or special, stating the time, date, hour of the meeting and place where it is to be held, and in the case of a special meeting, the purpose or purposes for which meeting is called, shall, unless otherwise prescribed by law, be served either personally or by ordinary mail by or at the direction of the President or Secretary, or the officer or other person or persons calling the meeting, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5: If less than a majority of the outstanding shares entitled to vote are represented at a shareholder's meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or presented, any business may be transacted which was outlined in the original notice for the meeting.

SECTION 6: (A) Except as otherwise provided by statue or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon,

          (B) Except as otherwise provided buy the statue or by the Article of Incorporation, at each meeting of shareholders, each outstanding share of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation on each matter voted on at such shareholder's meeting.

          (C) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so in person or by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his duly authorized attorney-in-fact which is sent to the Secretary or other officer or agent of the Corporation authorized to tabulate votes,


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                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1: (A) The number of the directors of the Corporation shall be ( 2 ) unless and until otherwise determined by vote of a majority of the entire Board of Directors.

          (B) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election,

          (C) Each director shall hold office until the next annual meeting of the shareholders, and until his successor is elected and qualified, or until his prior death, resignation or removal.

SECTION 2: The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 3: A regular annual meeting of the Board of Directors shall be held without any other notice than this By-Law, immediately following and at the same place as the annual meeting of the shareholders at the place of such annual meeting of shareholders.

SECTION 4: (A) Special meetings of the Board of Directors may be called by or at the request of the President or by one of the directors, or by any other officer or individual so specified by the Board, at such time and place as may be specified in the respective notices or waivers of notice thereof.

          (B) The person or persons authorized to call such special meeting may fix any designated place, as the place for holding any such special meeting called by them.

          (C) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held,, or shall be sent to him at such place by telegram or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held,

          (D) Any Director may waive notice of any meeting.

SECTION 5: At all meetings of the Board of Directors the Chairperson of the Board, if any if present, shall preside, If there shall be no Chairperson, or he shall be absent, then the President shall preside, and in his absence, a Chairperson chosen by the Directors shall preside,

SECTION 6: A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the


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meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7: (A) At all meetings of Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

          (B) If a quorum is present when a vote is taken the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of Directors.

SECTION 8: Unless the Articles of Incorporation of the Corporation or these By-Laws provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from any increase in the number of Directors:

          (i) The shareholders may fill the vacancy;

          (ii) The Board of Directors may fill the vacancy; or

          (iii) If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

SECTION 9: Any director may resign at any time by delivering written notice to the Corporation, A resignation is effective when the notice is delivered unless the notice specified a later effective date.

SECTION 10: Any director may be removed with or without cause at any time by the shareholders of the Corporation, at a special meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1: (A) The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers, including a Chairperson of the Board, as the Board from time to time may deem necessary, each of which is elected by the Board of Directors. Any officer need not be a Director or shareholder of the Corporation. Any two or more offices may be held by the same person,


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          (B) The officers of the Corporation shall be elected annually by the
Board of Directors at the first meeting of the Board following each annual meeting of shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be possible.

          (C) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his/her election, and until his/her successor shall have been duly elected and shall have been qualified, or until his/her death, resignation or removal.

SECTION 2: Any officer may resign at any time by delivering written notice of such resignation to the Corporation, Such resignation shall become effective when delivered to the Corporation, unless such resignation specifies a later effective date,

SECTION 3: The Board of Directors may remove any officer at any time with or without cause.

SECTION 4: A vacancy in any office by reason of death, resignation, inability to act, disqualification, or otherwise, may at any time be filled for the un-expired portion of the term by the Board of Directors.

SECTION 5: Each officer has the authority and shall perform the duties set forth in these Bylaws, and to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by the direction of an officer or officers authorized by the Board of Directors to prescribe the duties of officers,

                                    ARTICLE V
                                CORPORATE SHARES

SECTION 1: (A) The Board of Directors may authorize the Corporation to issue some or all of its shares with or without certificates. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i)The Chairman of the Board or the President or a Vice-President, and
(ii) The Secretary or any Assistant Secretary, and may bear the corporate seal or a facsimile thereof. The signatures of such Officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a


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transfer agent or a registrar, other than the Corporation itself or one of its employees and such certificates shall remain valid if the person who signed such certificate no longer holds office when the certificate is issued. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

          B) No certificate, if any, representing shares shall be issue until the full amount of consideration therefore has been paid, except as otherwise permitted by law

SECTION 2: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by this Corporation alleged to have been lost, stolen or destroyed-upon making of an affidavit of that fact by the owner claiming the certificate or shares to be lost, stolen or destroyed,

SECTION 3: The Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, (and within each voting group by class or series of shares), and show the address of and number of shares held by each shareholder. Such shareholder's list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, and/any adjournment thereof at the Corporation's principal office or a place identified as to where the meeting will be held. A shareholder, his agent or attorney may, on written demand submitted to the Corporation Inspect and copy such list during regular business hours and. at his expense, during the period it is available for inspection.

                                   ARTICLE VI
                                    DIVIDEND

          Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time of times as the Board of Directors may determine so long as the Corporation is able to pay its debts as they become due in the usual course of


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business and the Corporation's total assets exceed its liabilities once such dividend has been declared and paid,

                                   ARTICLE VII
                                   FISCAL YEAR

          The fiscal year of the Corporation shall be fixed, and altered if necessary, by the Board of Directors from time to time, subject to applicable law.

                                   ARTICLE VII
                                 CORPORATE SEAL

          The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE IX
                                WAIVER OF NOTICE

          Whenever any notice is required to be given to any shareholder or Director of the Corporation under these By-Laws or under the law, a waiver thereof in writing signed by the person, or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X
                                   AMENDMENTS

SECTION 1. - BY SHAREHOLDERS: All By-Laws of the Corporation shall be subject to amendment or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these By-Laws may also be amended or repealed by the Board of Directors.

SECTION 2. - BY DIRECTORS: The Board of Directors shall have power to make, adopt, alter, amend and speak, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to


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change any provisions of the By-Laws with respect to the removal by the shareholders or to amend or repeal a particular By-Law which the shareholders stated, when passing such By-Law, was not subject to amendment or repeal by the Board of Directors.

                                   ARTICLE XI
                                      OTHER

               (You may add additional provisions in this section)


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                       RESOLUTIONS ADOPTED BY INCORPORATOR
                                       OF
                                  ABALONE, INC.

     The undersigned, being the sole Incorporator of the corporation hereby adopts the following resolutions:

     (1) RESOLVED, that a copy of the Certificate of Incorporation of the Corporation, together with the original receipt showing payment of the statutory organization tax and filing fee be inserted in the Minute Book of the Corporation,

     (2) RESOLVED, that the form of the First-By-Laws submitted to the meeting be, and the same hereby are, adopted as and for the By-Laws of the Corporation, and that a copy thereof be placed in the Minute Book of the Corporation, directly following the Certificate of Incorporation.

     (3) RESOLVED, that the following persons be and they hereby are. elected as Directors of the Corporation, to serve until the first annual meeting of shareholders, and until their successors are elected and qualify and that said following persons be, and they hereby are, allocated shares of the Corporation's Common stock as so specificed:

          Harry Abrams        1,200,000 shares

          William Schmocker    300,000 shares

Dated: January 12, 2006


                                        /s/ Harry Abrams
                                        ----------------------------------------
                                        Harry Abrams
                                        Incorporator


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